                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                               PMC Capital, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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





                               PMC CAPITAL, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            WEDNESDAY, MAY 14, 1997

To the Shareholders of
PMC CAPITAL, INC.:

         The Annual Meeting of Shareholders of PMC Capital, Inc. (the "Company") will be held at its corporate headquarters, 17290 Preston Road, 3rd Floor, Dallas, Texas, on Wednesday, May 14, 1997, at 9:30 a.m., local time, for the following purposes:

         (1) To elect three directors, each to hold office for a term of three years and until their respective successors shall have been elected and qualified;

         (2) To consider and act upon a proposal to adopt and approve the Company's 1997 Director Stock Option Plan and 1997 Employee Stock Option Plan;

         (3) To ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company; and

         (4) To transact such other business as may properly come before such meeting.

         March 31, 1997 has been fixed as the date of record for determining shareholders entitled to receive notice of and to vote at the Annual Meeting.

                                      By Order of the Board of Directors,


                                      Lance B. Rosemore,
                                      Secretary

April 7, 1997

         YOUR VOTE IS IMPORTANT. PLEASE DATE, VOTE, SIGN AND MAIL BACK THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE.

                               PMC CAPITAL, INC.
                              PMC CAPITAL BUILDING
                               17290 PRESTON ROAD
                                  THIRD FLOOR
                              DALLAS, TEXAS  75252


                                PROXY STATEMENT


         The persons named in the accompanying form of proxy have been authorized to solicit proxies from shareholders of PMC Capital, Inc. (the "Company") on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on May 14, 1997 (the "Annual Meeting") and at any adjournments thereof. The notice of the Annual Meeting, the proxy statement and the form of proxy are mailed to shareholders of the Company on or about April 7, 1997. Any shareholder giving a proxy in the accompanying form will retain the power to revoke it prior to its exercise by later proxy received by the Company or by giving notice of revocation to the Company in writing or at the Annual Meeting.

                         RECORD DATE; VOTING SECURITIES

         The record date for shareholders entitled to vote at the Annual Meeting is the close of business on March 31, 1997 (the "Record Date") at which time the Company had issued and outstanding 11,276,355 shares of its common stock, par value $.01 per share (the "Common Stock"). The Common Stock is the only class of capital stock of the Company issued and outstanding. In deciding all questions, a holder of Common Stock shall be entitled to one vote for each share.

                         PURPOSE OF THE ANNUAL MEETING

         At the Annual Meeting, the Company's shareholders will be asked to consider and vote on the following proposals:

         (i) To elect three directors for terms to expire at the 2000 annual meeting of shareholders and until their respective successors have been elected and qualified;

         (ii) To consider and act upon a proposal to adopt and approve the Company's 1997 Director Stock Option Plan and 1997 Employee Stock Option Plan (together, the "Plans");

         (iii) To ratify the appointment of Coopers & Lybrand L.L.P. as the independent public accountants of the Company; and

         (iv) To transact such other business as may properly come before the Annual Meeting.

The Board of Directors does not know of any other matter that is to come before the Annual Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have directions to vote on such matters in accordance with their best judgment.

                         QUORUM AND VOTING REQUIREMENTS

         The holders of record of a majority of the outstanding shares of Common Stock at the Record Date will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present or represented at the Annual Meeting, the shareholders present or represented at the Annual Meeting may adjourn the Annual Meeting from time to time without notice other than announcement at the Annual Meeting until a quorum is obtained.

         Each share of Common Stock may be voted for up to three (3) individuals (the number of directors to be elected) as directors of the Company. The three (3) nominees for director receiving the highest number of votes cast by holders of shares of Common Stock present or represented by proxy at the Annual Meeting, if a quorum is present thereat, will be elected as directors by the Company. It is intended that, unless authorization to vote for one or more nominees for director is withheld, proxies will be voted FOR the election of all of the nominees set forth in this Proxy Statement.

         Approval of a majority of the shares of Common Stock represented and voting at the Annual Meeting will be necessary for the adoption and approval of the Plans and for ratification of the selection of Coopers & Lybrand L.L.P. as independent public accountants for the Company for the year ending December 31, 1997.

         Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum and of determining the outcome of any matter submitted to the shareholders for a vote; however, abstentions will not be deemed outstanding and, therefore, will not be counted in the tabulation of votes on the proposals presented to the shareholders.

         The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners and as to which the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

                             RIGHT TO REVOKE PROXY

         Any shareholder giving the proxy enclosed with the Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by giving notice of such revocation, or by delivering a later-dated proxy, to the Secretary of the Company prior to the Annual Meeting. Shareholders will also have an opportunity to revoke their proxies by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).


                           I.  ELECTION OF DIRECTORS

GENERAL

         The Company's Articles of Incorporation currently provide for a Board of Directors of not less than five (5) and no more than twenty (20) directors, as fixed, from time to time, by the Board of Directors. Pursuant to the Articles of Incorporation, the directors are divided into three classes, with each class serving a three-year term and one class being elected by the shareholders annually. The Board of Directors currently consists of nine (9) members divided among the three classes of directors.

NOMINEES

         Set forth below is the principal occupation of, and certain other information with respect to, each of the nominees for election as a director of the Company, to hold office until the 2000 annual meeting of shareholders and until their respective successors shall have been elected and qualified. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE TO ELECT THE THREE NOMINEES FOR DIRECTORS.

         DR. FREDRIC M. ROSEMORE* - Dr. Rosemore, 73, has been the Chairman of the Board and Treasurer of the Company since 1983. From 1990 to 1992, Dr. Rosemore was a Vice President of the Company and from 1979 to 1990, Dr. Rosemore was the President of the Company. For many years he was engaged in diverse businesses, including the construction of apartment complexes, factory buildings, and numerous commercial retail establishments. From 1948 to 1980, Dr. Rosemore practiced optometry. He has been a director of the Company since 1983.

         MR. LANCE B. ROSEMORE* - Mr. Rosemore, 48, has been Chief Executive Officer of the Company since May 1992, President of the Company since 1990 and Secretary since 1983. From 1990 to May 1992, Mr. Rosemore was Chief Operating Officer of the Company. Previously, Mr. Rosemore has owned a consumer finance company and has been employed by C.I.T. Financial and United Carolina Bank Shares. Mr. Rosemore has been a trust manager and President of PMC





__________________________________

     * Mr. Lance B. Rosemore and Dr. Andrew S. Rosemore are the sons of Dr. Fredric M. Rosemore. Dr. Fredric M. Rosemore and Dr. Andrew S. Rosemore each own in excess of 5% of the outstanding shares of Common Stock. Consequently, all such persons may be deemed to be "interested persons" as defined under the Investment Company Act of 1940, as amended (the "Investment Company Act").

Commercial Trust, a Texas real estate investment trust and an affiliate of the Company ("PMC Commercial"), since June 1993 and a director of the Company since 1983.

         DR. ANDREW S. ROSEMORE* - Dr. Rosemore, 50, has been Chief Operating Officer of the Company since May 1992 and Executive Vice President of the Company since 1990. From 1988 to May 1990, Dr. Rosemore was Vice President of the Company. From 1973 to 1988, Dr. Rosemore owned and managed commercial rental properties, apartment complexes and factory buildings. Since 1972, Dr. Rosemore has been a licensed physician in Alabama. Dr. Rosemore has been a trust manager of PMC Commercial since June 1993 and Chairman of the Board of PMC Commercial since January 1994 and a director of the Company since 1988.

DIRECTORS CONTINUING IN OFFICE

         Set forth below is the principal occupation, and certain other information with respect to, each director of the Company who is continuing in office following the Annual Meeting.

         DR. IRVIN M. BORISH - Dr. Borish, 84, served as Benedict
(Distinguished) Professor of Optometry at the University of Houston after retiring from Indiana University, where he holds the status of Professor Emeritus. He operated a private practice of optometry for over thirty years. He is the author of a major text in his field and holds five patents in contact lenses. He has been a director of the Company since 1989. His term as director expires in 1998.

         MR. THOMAS HAMILL - Mr. Hamill, 43, is vice president of Jardine Sayer & Company, Inc., the US reinsurance intermediary subsidiary of Jardine Lloyd Thompson plc. From 1989 through 1996, Mr. Hamill was president of Caliban Holdings Ltd. ("Caliban") and its subsidiaries, including Belvedere Insurance Company Ltd. ("Belvedere"). From September 1986 through December 1989, Mr. Hamill was vice president of Belvedere Corporation. Mr. Hamill is a non-executive director and Chairman of the Board of Caliban, Belvedere and Midlands Management Corporation. Mr. Hamill has been a director the Company since 1992, when he was elected pursuant to an agreement between the Company and Belvedere in April 1991 whereby the directors of the Company agreed at that time to support a representative of Caliban Holdings in his candidacy for director in exchange for Belvedere's purchase of 185,000 shares of Common Stock. His term as director expires in 1998.

         MR. BARRY A. IMBER - Mr. Imber, 50, has been a principal of Imber and Company, Certified Public Accountants, or its predecessor, since 1982. Imber and Company was the independent certified public accountant for the Company and its subsidiaries for the years ended December 31, 1988 through December 31, 1991. Mr. Imber was trust manager of PMC Commercial from September 1993 to March 1995 and a director of the Company since March 1995. His term as director expires in 1998.

         MR. ROBERT DIAMOND - Mr. Diamond, 65, has been an attorney for 40 years. He is currently of counsel to the law firm of Diamond & Diamond, P.A., Millburn, New Jersey. He served as a director of the Company from 1982 to 1992 and rejoined the Board of Directors in January 1994. He served as a member of the Board of Directors of Allstate Financial Corporation from 1991 to 1993. He has managed personal investments since 1991. His term as director expires in 1999.

         DR. MARTHA R. GREENBERG** - Dr. Greenberg, 45, has practiced optometry for 22 years in Russellville, Alabama and currently serves on the Board of Trustees of Southern College of Optometry. Dr. Greenberg has been a trust manager of PMC Commercial since May 1996 and a director of the Company since 1984. Her term as director expires in 1999.

         MR. LEE RUWITCH - Mr. Ruwitch, 83, is currently the owner of a ministorage facility, Regency Storage, Inc., which is located in West Palm Beach, Florida. Mr. Ruwitch has been involved with the daily management of personal investments since he sold a major legal printing business in 1986. He is the President of LFR Corporation and has been a partner in TCA Joint Venture in Miami since 1992. He is involved with the Francien and Lee Ruwitch Charitable Foundation in Miami, Florida. Mr. Ruwitch was a director of the Company from 1984 to December 1993 and rejoined the board in September 1994. His term as director expires in 1999.

NOMINATIONS FOR ELECTION TO THE BOARD OF DIRECTORS

         The Company does not have a nominating committee. The Board of Directors considers persons who will be eligible or desirable for membership on the Board of Directors. Names are solicited from all directors and an effort is made to obtain information with respect to all such potential nominees for the position of director. Shareholders wishing to recommend candidates for consideration by the Board of Directors can do so by writing to the Secretary of the Company at its offices in Dallas, Texas.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors had four regular (including video conferences) meetings, and conducted four special meetings via telephonic conference, during
1996.   Each person who was a director for the entire year attended or participated in at least 75% of all regular meetings held by the Board of Directors and all committees on which such director served during such year. Non-employee directors were compensated $500 for each meeting they attended. The Company reimburses the directors for the travel expenses incurred by them in connection with such meetings.

         The Audit Committee of the Board of Directors is currently comprised of Mr. Hamill and Mr. Imber. The principal functions of the Audit Committee are to oversee the financial reporting policies, the accounting issues, the portfolio valuation and the entire audit function of the Company. The Audit Committee reports its activities to the Board of Directors. The Audit Committee holds meetings at such times as may be required for the performance of its functions and, during the year ended December 31, 1996, held one meeting.

         There is no compensation committee; however, the Board of Directors as a whole performs the functions of such committee. The Company has appointed an Independent Directors Committee currently consisting of Dr. Borish, Mr. Hamill, Mr. Ruwitch, Mr. Diamond and Mr. Imber, each of





__________________________________

     ** Martha R. Greenberg is the daughter of Dr. Fredric M. Rosemore. Consequently, she may be deemed to be an "interested person" as defined under the Investment Company Act.

whom is otherwise disinterested with respect to the Company. The Independent Directors Committee, which held one meeting during 1996, reviews all proposed affiliated transactions to ensure that such transactions do not violate the appropriate provisions of the Investment Company Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company has no compensation committee.   Each of Mr. Lance
Rosemore and Dr. Andrew Rosemore participated in deliberations of the Company's Board of Directors concerning executive compensation for the year ended December 31, 1996. Mr. Lance Rosemore and Dr. Andrew Rosemore serve as executive officers and members of the Board of Trust Managers of PMC Commercial.

                               EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the executive officers of the Company (each of whom serves at the pleasure of the Board of Directors), all positions held with the Company by each individual, and a description of the business experience of each individual for at least the past five years.


          Name                    Age                 Title
          ----                    ---                 -----
Dr. Fredric M. Rosemore           73           Chairman of the Board and Treasurer

Mr. Lance B. Rosemore             48           President, Chief Executive
                                               Officer and Secretary

Dr. Andrew S. Rosemore            50           Executive Vice President and
                                               Chief Operating Officer

Mr. Jan F. Salit                  46           Executive Vice President,
                                               Chief Investment Officer
                                               and Assistant Secretary

Mr. Barry N. Berlin               36           Chief Financial Officer

Ms. Mary J. Brownmiller           42           Senior Vice President

Ms. Cheryl T. Murray              30           General Counsel



         For a description of the business experience of Drs. Fredric Rosemore and Andrew Rosemore and Mr. Lance Rosemore, see "Election of Directors" above.

         MR. SALIT has been Executive Vice President of the Company since May 1993 and Chief Investment Officer since March 1994. Mr. Salit has also been Executive Vice President of PMC

Commercial since June 1993 and Chief Investment Officer and Assistant Secretary since January 1994. From 1979 to 1992, Mr. Salit was employed by Glenfed Financial Corporation and its predecessor company, Armco Financial Corporation, a commercial finance company, holding various positions including Executive Vice President and Chief Financial Officer.

         MR. BERLIN has been Chief Financial Officer of the Company since November 1992. Mr. Berlin has also been Chief Financial Officer of PMC Commercial since June 1993. From August 1986 to November 1992, he was an audit manager with Imber & Company, Certified Public Accountants. Mr. Berlin is a certified public accountant.

         MS. BROWNMILLER has been Senior Vice President of the Company since 1992 and Vice President of the Company since November 1989. Ms. Brownmiller has also been Senior Vice President of PMC Commercial since June 1993. From 1987 to 1989, she was Vice President for Independence Mortgage, Inc., a Small Business Association ("SBA") lender. From 1976 to 1987, Ms. Brownmiller was employed by the SBA, holding various positions including senior loan officer. Ms. Brownmiller is a certified public accountant.

         MS. MURRAY has been General Counsel of the Company since March 1994. Ms. Murray has also been General Counsel of PMC Commercial since March 1994. From 1992 to 1994 she was associated with the law firm of Johnson & Gibbs, P.C. and practiced in the financial services department. Ms. Murray earned her law degree from Northwestern University School of Law.

MANAGEMENT COMPENSATION

         The following table sets forth the aggregate amount of compensation paid by the Company during 1996 to each of the three highest paid executive officers and to all directors of the Company during fiscal year 1996.


                                                                                                         Total
                                                               Profit Sharing        Total Profit     Compensation
                         Capacities in Which                    Contribution       Sharing Benefits       Paid
                            Remuneration       Aggregate       Accrued During          Accrued        by Company
  Name of Person              Received      Compensation (1)  Last Fiscal Year (2)     to Date       to Directors
  --------------              --------      ----------------  --------------------     -------       ------------
Dr. Fredric M. Rosemore    Chairman of Board    $213,610          $14,970              $177,534
Mr. Lance B. Rosemore      President, Chief      369,887           18,662               184,372
                           Executive Officer
Dr. Andrew S. Rosemore     Executive Vice        329,481           18,662               149,113
                           President, Chief
                           Operating Officer
Dr. Irvin M. Borish        Director                                                                      $1,500
Mr. Thomas Hamill          Director                                                                       1,500
Mr. Barry A. Imber         Director                                                                       2,500
Dr. Martha R. Greenberg    Director                                                                       2,000
Mr. Robert Diamond         Director                                                                       2,000
Mr. Lee Ruwitch            Director                                                                       1,500
-------------------

(1) The Company has determined that the amount of perquisites and other personal benefits paid to each of the executive officers listed in the compensation table does not exceed the lesser of $50,000 or 10% of each such person's annual salary and bonus reported in such table and that the aggregate amount of perquisites and other personal benefits paid to all executive officers and directors as a group does not exceed the lesser of 10% of all such person's annual salary and bonus or $650,000 ($50,000 multiplied by 13, the number of executive officers and directors). Accordingly, none of such perquisites and other personal benefits is included in the above table.

(2) The participants in the Company's profit sharing plan (the "Plan") consist of all employees who are at least 20-1/2 years old, have been employed by the Company for six months and are employed at the end of each fiscal year or have died, become totally disabled or retired after age 65 during such fiscal year. The Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended. A required distribution of $19,597.00 was paid to Dr. Fredric M. Rosemore. No monies were withdrawn from the Plan during 1996 for the benefit of Mr. Lance B. Rosemore or Dr. Andrew S. Rosemore. Mr. Lance
         B. Rosemore and Dr. Fredric M. Rosemore are co-administrators of the Plan.

EMPLOYMENT AGREEMENTS

         The Company entered into employment agreements with Fredric M. Rosemore, Lance B. Rosemore, Andrew S. Rosemore, Jan F. Salit, Barry N. Berlin and Mary J. Brownmiller. Each of these employment agreements provides for at least annual reviews by the Board of Directors or executive management of the salaries contained therein. In addition, the Board of Directors may determine, in its discretion, to award bonuses to each of the foregoing persons based on the Company's performance. Each of the employment agreements also provides that if a new board of directors of the Company is put in place, as a result of the acquisition of the Common Stock by an outside party or otherwise, and such new board requests the covered executive to resign or substantially modifies the duties or working conditions of the executive, the executive could resign and be entitled to be paid by the Company an amount equal to 2.99 times the average compensation paid to the executive over the last five years.

                    II.  ADOPTION AND APPROVAL OF THE PLANS

GENERAL

         Subject to shareholder approval, the Company has established the PMC Capital, Inc. 1997 Employee Stock Option Plan (the "Employee Plan"), which provides for the grant of incentive and non-qualified stock options (the "Options"), and the PMC Capital, Inc. 1997 Director Stock Option Plan (the "Director Plan" and, together with the Employee Plan, the "Stock Option Plans"), which provides for the grant of non-qualified Options. The number of shares of Common Stock available for issuance under the Stock Option Plans is equal to an aggregate of 6% of the total number of shares of Common Stock outstanding at any time (at March 31, 1997 the number of shares of Common Stock issuable under the Stock Option Plans would have been 676,581). The number of shares of Common Stock issuable under each Stock Option Plan will be at the discretion of the Committee (as defined below).

         The following is a summary of certain provisions of the Stock Option Plans and does not purport to be complete. The summary is qualified in its entirety by reference to the Employee Plan and the Director Plan, which Stock Option Plans will be made available to any shareholder upon their request.

ADMINISTRATION

         The Stock Option Plans are administered by a committee consisting of not fewer than two "non-employee" directors, as designated by the Board of Directors (the "Committee"). Membership on the Committee is subject to such limitations as are necessary to permit transactions in the shares of Common Stock pursuant to the Stock Option Plans to be exempt under Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 16b-3 thereunder. The Board of Directors may remove from, add members to or fill vacancies of the Committee. Subject to the express provisions of the Stock Option Plans, the Committee has the authority to, in its sole discretion, interpret the provisions of the Stock Option Plans and, subject to the requirements of applicable law, including Rule 16b-3, to prescribe, amend and rescind rules and regulations relating to the Stock Option Plans as the Committee deems necessary and advisable. All decisions made by the Committee pursuant to the provisions of the Stock Option Plans shall be final, conclusive and binding on all persons, including the Company, its shareholders, the Board of Directors, employees and the plan participants.

SHARES AVAILABLE FOR OPTIONS

         Subject to adjustment (described below under the caption "Adjustments Upon Certain Changes"), authorized and issued or unissued shares of Common Stock held as treasury shares may be offered to eligible persons pursuant to the exercise of Options granted under the Employee Plan. An aggregate of six percent (6%) of the shares of Common Stock outstanding at any time have been reserved for issuance under the Stock Option Plans. If an Option lapses or terminates without having been fully exercised, the shares of Common Stock subject to any such Option may then be available for purposes of the applicable Plan.

         As of March 31, 1997, there were no Options outstanding under the Employee Plan or the Director Plan.

OPTIONS

         The Committee has the authority under the Employee Plan to determine the terms of Options granted under the Employee Plan, including, among other things, the individuals who shall receive Options, whether an incentive Option ("ISO") or non-qualified Option shall be granted and the number of shares of Common Stock subject to each Option. The exercise price and term of each Option are fixed by the Committee; provided, however, that the term of the Option shall not exceed five years and provided further that no ISO may be granted to any employee who, at the time of grant, owns, directly or indirectly, shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any of its subsidiaries unless the exercise price of the ISO is at least 110% of the Fair Market Value (as defined in the Employee Plan) of the shares of Common Stock on the date of grant. With respect to any individual, the aggregate market price (determined at the time the Option is granted) of shares of Common Stock with respect to which

ISOs may be granted under the Employee Plan, or any other plan of the Company or any subsidiary, which ISOs are exercisable for the first time during any calendar year, may not exceed $100,000.

         Each non-employee director shall be granted an Option to purchase 2,000 shares on the first June 1st following the effective date of the Director Plan, and each newly elected non-employee director shall be granted an Option to acquire 2,000 shares on the first June 1st following his or her election to the Board of Directors of the Company. Additional Options to purchase 1,000 shares each June 1st thereafter shall be granted to each non-employee Director so long as such non-employee director is a director of the Company on such date.

ADJUSTMENTS UPON CERTAIN CHANGES

         In order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Option Plans, in the event of a dividend or other distribution (whether in the form of cash, shares of Common Stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities, the issuance of warrants or other rights to purchase shares of Common Stock or other securities or other similar corporate transactions, the Committee shall, in such manner as the Committee may deem equitable, adjust any of (i) the number and types of shares of Common Stock that thereafter may be made subject to Options, (ii) the number and type of shares of Common Stock subject to outstanding Options and (iii) the grant or exercise price with respect to any Option or, if deemed appropriate, make provision for a cash payment to the holder of any outstanding Option.

PERSONS WHO MAY PARTICIPATE IN THE PLANS

         Officers (including directors) and key employees in the Company and directors, officers and key employees of the Company's subsidiaries are eligible for selection to participate in the Employee Plan upon approval by the Committee and non-employee directors participate automatically in the Director Plan.

ACQUISITION OF SHARES PURSUANT TO THE PLANS AND PAYMENT FOR SHARES OFFERED

         Each Option granted under the Stock Option Plans is made at a price and on the terms and conditions contained in the Option agreement entered into between the Company and the Option holder.

         PERIODS DURING WHICH OPTIONS WILL BE EXERCISED OR RECEIVED. The term of each Option shall be a period of not more than five years from the date of grant and is subject to earlier termination as hereinafter provided. Each Option will be exercisable in one or more installments commencing not earlier than the first anniversary of the grant date thereof.

         FORFEITURE OR TERMINATION OF OPTIONS. In the event of the termination of a director or an employee of the Company for any reason (other than death or disability as provided below), any Option then outstanding under either Stock Option Plan shall be deemed cancelled and terminated on the date following the thirty-day period commencing on the date of such termination, unless the Option is earlier terminated pursuant to its terms; provided, however, if such termination is attributable to fraud, embezzlement, theft or other misconduct injurious to the Company or its subsidiaries or affiliates (such determination to be made by the Committee in its sole discretion) any Option not previously exercised or expired shall be deemed cancelled and terminated as of the date of such termination.

         In the event that an Option holder dies while employed by the Company or during his term as a director of the Company, any Option granted to him not previously expired or exercised shall, to the extent exercisable on the date of death, be exercisable by the estate of such Option holder or any person who acquired such Option by bequest or inheritance, at any time within thirty days after the death of the option holder, unless the Option is earlier terminated pursuant to its terms. In the event an Option holder is terminated by the Company or any of its subsidiaries or affiliates as an employee or as a director due to "total disability" (as defined in the Stock Option Plans), the Option holder or his guardian or legal representative shall have the unqualified right to exercise any Options which the Option holder is eligible to exercise as of the first date of total disability (as determined by the Committee) at any time within thirty days after such termination, unless the Option is earlier terminated pursuant to its terms.

         EXERCISE PRICE AND MANNER OF PAYMENT. The purchase price of the shares of Common Stock covered by each Option is determined by the Committee and set forth in the Option agreement entered into between the Company and the Option holder. The stated purchase price of any shares of Common Stock to be acquired pursuant to exercise of an Option may not be less than 100% of the Fair Market Value of such shares of Common Stock on the date of grant of such Option. Options granted under the Stock Option Plans shall be exercised by the grantee thereof (or by his or her executors, administrators, guardians or legal representatives, as provided in the Stock Option Plans) as to all or part of the shares of Common Stock covered thereby, by written notice of the exercise to the Company, specifying the number of shares of Common Stock to be purchased, accompanied by payment of the full purchase price for the shares of Common Stock being purchased. Payment of such purchase price shall be made within five business days following the date of exercise and shall be made (i) in cash or by certified check or bank check, (ii) with the consent of the Committee, by tendering previously acquired shares of Common Stock (valued at their Fair Market Value, as determined by the Committee as of the date of tender) or (iii) with the consent of the Committee, any combination of (i) and
(ii); provided, however, that payment may not be made pursuant to (ii) above unless the Option holder shall have owned the shares of Common Stock tendered in payment for a period of at least six months prior to the date of exercise of the Option.

         The Company shall notify the Option holder of any income tax reporting requirements arising as a result of the exercise of an Option. The Company shall have the right to require such Option holder to pay such withholding taxes. If the Option holder shall fail to make such tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Option holder, or to take such other action as may be necessary to satisfy such withholding obligations.

AMENDMENT

         The Stock Option Plans may be altered, suspended or terminated by the Board of Directors at any time, provided that the Board of Directors may not amend the Stock Option Plans in any manner that would result in noncompliance with Rule 16b-3 or any applicable law.

TAX EFFECTS OF PARTICIPATION IN THE STOCK OPTION PLANS

         Under present law, the Federal income tax treatment of Options granted under the Stock Option Plans should be generally as described below.

         An Option holder will realize no taxable income at the time an Option is granted under the Stock Option Plans.

         With regard to ISOs, no income will be recognized by an Option holder upon transfer to him or her of shares of Common Stock pursuant to his or her exercise of an ISO. In order to avail himself or herself of this tax benefit, the Option holder must make no disposition of the shares of Common Stock so received before he or she has held such shares of Common Stock for at least one year and at least two years have passed since he or she was granted the Option. Assuming compliance with this and other applicable tax provisions, an Option holder will realize long-term capital gain or loss when he or she disposes of his or her shares of Common Stock, measured by the difference between the exercise price of the Option and the amount received for the shares of Common Stock at the time of disposition. If the Option holder disposes of shares of Common Stock acquired by exercise of the Option before the expiration of the above-noted periods, any amount realized from such disqualifying disposition will be taxable at such time as follows: (i) as ordinary income in the year of disposition to the extent of the difference between the Option exercise price and the lesser of: (a) the Fair Market Value of the shares of Common Stock on the date the Option was exercised or (b) the amount realized upon such disposition and (ii) as long or short-term capital gain, depending upon the holding period of the shares of Common Stock, to the extent of any excess. If the amount realized upon such disposition is less than the exercise price, the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares of Common Stock.

         With regard to non-qualified Options, ordinary income will be realized by the Option holder at the time of his or her exercise of an Option. The amount of income will be equal to the difference between the exercise price of the Option and the Fair Market Value of the shares of Common Stock on the date of exercise. When an Option holder disposes of shares of Common Stock acquired upon the exercise of the Option, any amount received in excess of the Fair Market Value of the shares of Common Stock on the date of exercise will be treated as long or short-term capital gain, depending upon the holding period of the shares of Common Stock, and if the amount received is less than the Fair Market Value of the shares of Common Stock on the date of exercise the loss will be treated as long or short-term capital loss, depending upon the holding period of the shares of Common Stock.

         No deduction will be allowed to the Company for Federal income tax purposes at the time of the grant or exercise of an ISO. At the time of a disqualifying disposition by an ISO holder, the Company will be entitled to a tax deduction (as compensation) for the amount taxable to the ISO holder as ordinary income. The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the employee is considered to have realized ordinary income in connection with the exercise of a nonqualified Option.

         As described above, the employee directors, officers and key employees of the Company who will receive Options under the Employee Plan and the number of the Options are generally to be determined by the Committee in its discretion. Thus, it is not possible either to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of employees or to determine the benefits or amounts that would have been received or allocated to such persons for under the Employee Plan, as amended. Grants of Options under the Director Plan are made automatically each June 1 to each person who is a non-employee member of the Board of Directors on such date. See "Options" above.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION AND APPROVAL OF THE PLANS.


III.  RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

         At a meeting held on December 14, 1997, the Board of Directors, including a majority of the directors who are not "interested persons" (as defined in the Investment Company Act) of the Company, selected Coopers & Lybrand L.L.P. as the independent public accountants of the Company for the year ending December 31, 1997, and such selection is submitted to the shareholders of the Company for ratification. Coopers & Lybrand L.L.P. will perform the audit of the Company's financial statements and prepare the Company's tax returns. Representatives of Coopers & Lybrand L.L.P. will be in attendance at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

         THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                       INFORMATION AS TO SHARE OWNERSHIP

         On March 31, 1997, the Company had outstanding 11,276,355 shares of Common Stock. The table below lists, as of the same date, certain information regarding the beneficial ownership of the Company's Common Stock by all persons who are known by the Company to be the beneficial owners of more than 5% of the Common Stock, the directors, the executive officers and by all executive officers and directors as a group.

     Names and Addresses                 Amount and Nature of             Percent of
     of Beneficial Owners                 Beneficial Ownership             Ownership
     --------------------                ----------------------           ----------
Dr. Irvin M. Borish (1)                           135,000                    1.2%
     4000 Hollywood Blvd.
     Suite 435 South
     Hollywood, Florida   33021

Mr. Robert Diamond (2)                            353,935                    3.1%
     4000 Hollywood Blvd.
     Suite 435 South
     Hollywood, Florida  33021

Dr. Martha R. Greenberg *(3)                      518,057                    4.6%
     P.O. Box 1177
     Russellville, Alabama  35653

Mr. Thomas Hamill (4)                               5,000                    **
     4000 Hollywood Blvd.
     Suite 435 South
     Hollywood, Florida  33021

Mr. Barry A. Imber                                      -                    **
     4000 Hollywood Blvd.
     Suite 435 South
     Hollywood, Florida  33021

Dr. Andrew S. Rosemore *(5)                       773,417                    6.9%
     17290 Preston Road, 3rd Floor
     Dallas, Texas  75252

Dr. Fredric M. Rosemore *(6)                      565,637                    5.0%
     4000 Hollywood Blvd.
     Suite 435 South
     Hollywood, Florida  33021

Mrs. Marion Rosemore (7)                          565,637                    5.0%
     4000 Hollywood Blvd.
     Suite 435 South
     Hollywood, Florida  33021

Mr. Lance B. Rosemore *(8)                        221,957                    2.0%
     17290 Preston Road, 3rd Floor
     Dallas, Texas  75252

     Names and Addresses                 Amount and Nature of               Percent of
     of Beneficial Owners                 Beneficial Ownership               Ownership
     --------------------                ----------------------              ---------
Mr. Lee Ruwitch (9)                               401,401                      3.6%
     4000 Hollywood Blvd.
     Suite 435 South
     Hollywood, Florida  33021

Mr. Jan F. Salit (10)                                 658                      **
     17290 Preston Road, 3rd Floor
     Dallas, Texas 75252

Mr. Barry N. Berlin                                   227                      **
     17290 Preston Road, 3rd Floor
     Dallas, Texas 75252

Ms. Mary J. Brownmiller                             2,110                      **
     17290 Preston Road, 3rd Floor
     Dallas, Texas 75252

Ms. Cheryl T. Murray                                  200                      **
     17290 Preston Road, 3rd Floor
     Dallas, TX 75252

Directors and executive officers                2,977,599                      26.4%
as a group (13 persons)

______________________

(1) Includes 44,500 shares held jointly with his wife and 90,500 shares held in the Irvin B. Borish Revocable Trust.

(2) Includes 179,691 shares held in an individual retirement rollover account.

(3) Includes 15,730 shares in which her children have a beneficial interest, 31,400 shares held in an individual retirement account, 127,500 shares held jointly with her husband and 126,767 shares held in a pension trust. Does not include 225,660 shares owned by her husband, as to which shares she disclaims any beneficial interest.

(4) Does not include 321,000 shares held by two companies of which Mr. Hamill is a director, as to which shares he disclaims any beneficial interest.

(5) Includes 368,332 shares held by a partnership of which Dr. Rosemore and his wife are general partners, 17,550 shares held as custodian for his children, 353,550 shares held in individual retirement accounts, 24,785 shares held in trust for the benefit of Dr. Rosemore and his children and 9,200 shares held by a partnership for the benefit of Dr. Rosemore and his children.

(6) Represents shares held by a partnership of which Dr. Fredric M. Rosemore is a general partner.

(7) Represents shares held by a partnership of which Mrs. Marion Rosemore is a general partner.

(8) Includes 2,537 shares in which his minor children have beneficial interest, 142,989 shares held jointly with his wife, 10,756 shares held in an individual retirement account, 26,095 shares held in trust for the benefit of Mr.

         Rosemore and his children, 6,600 shares held by a partnership for the benefit of Mr. Rosemore and his children and 3,560 shares owned individually by Mr. Lance B. Rosemore's wife.

(9) Includes 5,625 shares held in the name of his wife, 114,567 shares held in trust for the benefit of Mr. Ruwitch and 45,452 shares held by a corporation controlled by Mr. Ruwitch and a pension plan thereof. Does not include shares owned individually by other members of his family, as to which shares he disclaims any beneficial interest.

(10)     Consists of 658 shares held in an individual retirement account.

* Mr. Lance B. Rosemore and Dr. Andrew S. Rosemore are the sons, and Dr. Martha R. Greenberg is the daughter, of Dr. Fredric M. Rosemore and Mrs. Marion Rosemore. Dr. Fredric M. Rosemore, Mrs. Marion Rosemore and Dr. Andrew S. Rosemore each own in excess of 5% of the shares of the Company. Consequently, all such persons may be deemed to be "interested persons" as defined under the Investment Company Act.

**       Less than 1.0%


                        CERTAIN AFFILIATED TRANSACTIONS

         A corporation controlled by certain of the executive officers and directors of the Company owns the office building at 17290 Preston Road, Dallas, Texas, in which the Company leases approximately 12,400 square feet of space. A substantial portion of the Company's space under the lease (10,693 square feet) was leased on November 23, 1991 and is currently rented at $148,192 per year. The lease expires in 2006. Management believes that these terms are no less favorable to the Company than those which the Company could obtain in an unaffiliated transaction. On August 4, 1992, such lease was amended to allow the Company to terminate such lease without the penalty upon 60 days written notice to the landlord. The decision whether or not the Company will continue the lease will be made by the Independent Directors Committee on an annual basis.


                           PROPOSALS OF SHAREHOLDERS

         Proposals of shareholders that are intended by such persons to be presented at the 1998 Annual Meeting of Shareholders of the Company and to be included in the Company's proxy statement and form of proxy relating to such meeting must be received by the Company not later than December 19, 1997. Shareholder proposals will be presented at the 1997 Annual Meeting of Shareholders only to the extent that such proposals meet certain guidelines established under federal securities laws. Proposals should be sent to Mr. Lance B. Rosemore, Secretary, 17290 Preston Road, 3rd Floor, Dallas, Texas 75252.

                             COSTS OF SOLICITATION

         The cost of soliciting proxies will be borne by the Company. The Company may request banks, brokerage house and other custodians, nominees and fiduciaries to forward copies of the proxy materials to beneficial holders of the shares, or to request authority for the execution of the proxies, and the Company may reimburse such banks, brokerage house and other custodians, nominees and fiduciaries for their out-of-pocket expenses incurred in connection therewith. In addition to solicitations by mail, officers of the Company may, without extra remuneration, make supplementary solicitations of proxies personally or by telephone, telegram or cable.

                                 OTHER MATTERS

         Management of the Company is not aware of any other matters to be presented for action at the Annual Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to act in accordance with their best judgment on such matters. It is important that proxies be returned promptly to avoid unnecessary expense. Shareholders are urged, regardless of their number of shares of Common Stock, to date, sign and return the enclosed proxy. The Company's Annual Report to Shareholders is being distributed along with this Proxy Statement. If you do not receive a copy of the Annual Report, please contact the Company's Investor Relations Department at (972) 380-0044 and one will be provided to you.

                                       By Order of the Board of Directors



April 7, 1997                          LANCE B. ROSEMORE
                                       Secretary

                                REVOCABLE PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                              OF PMC CAPITAL, INC.

        The undersigned hereby appoint(s) Barry N. Berlin and Jan F. Salit, or either of them, with full power of substitution and resubstitution, proxies of the undersigned, with all the powers that the undersigned would possess if personally present, to cast all votes which the undersigned would be entitled to cast at the Annual Meeting of Shareholders (the "Annual Meeting") of PMC Capital, Inc. (the "Company") to be held on Wednesday, May 14, 1997, at the offices of the Company, 17290 Preston Road, 3rd Floor, Dallas, Texas, commencing at 9:30 a.m., local time, and any and all adjournments thereof, including (without limiting the generality of the foregoing) to vote and act as follows:

                 (CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                               PMC CAPITAL, INC.

                                  MAY 14, 1997






                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
------------------------------------------------------------------------------

A   [X]   Please mark your
          votes as in this
          example.

1.      ELECTION OF DIRECTORS

        [ ]     FOR the nominees
                listed at right              Nominees:  Dr. Fredric M. Rosemore
                (except as indicated
                to the contrary)                        Mr. Lance B. Rosemore

        [ ]     WITHHOLD                                Dr. Andrew S. Rosemore
                AUTHORITY
                to vote for the
                nominees listed at right

        Instruction:    To withhold authority to vote for any individual
                        nominee(s), write the nominee(s) name:

                        ---------------------------------------------------

                        ---------------------------------------------------


2.      Proposal to adopt and approve the Company's
        1997 Director Stock Option Plan and 1997
        Employee Stock Option Plan.

        [ ]     FOR             [ ]     AGAINST         [ ]     ABSTAIN

3.      Proposal to ratify the appointment of Coopers &
        Lybrand L.L.P. as independent public accountants of the Company for the fiscal year ending
        December 31, 1997.

        [ ]     FOR             [ ]     AGAINST         [ ]     ABSTAIN

        IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT THEREBY IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, IN THE EVENT NO INSTRUCTIONS ARE SET FORTH, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. THIS PROXY HEREBY REVOKES ALL PRIOR PROXIES GIVEN WITH RESPECT TO THE SHARES OF THE UNDERSIGNED.

        YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. ACCORDINGLY, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED FOR SUCH PURPOSE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

Signature(s)                                          Dated:
            -----------------------------------------       -------------------
Important:      Please date this proxy and sign exactly as your name appears above.  If shares are held by joint tenants, both should sign.
                When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.